UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(c))

EXPLANATORY NOTE

This report amends the current report on Form 8-K of Zions Bancorporation (the “Company”) filed with the Securities and Exchange Commission on March 4, 2014 (the “Original Filing”) to correct an omission in the copy of the Restated Articles of Incorporation of the Company included with the Original Filing as an exhibit.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On March 3, 2014, the Company filed Restated Articles of Incorporation with the Utah Division of Corporations and Commercial Code (the “Restated Articles’). The Restated Articles incorporated previous amendments to the Company’s Articles of Incorporation into one document and did not contain any additional amendments. The copy of the Restated Articles filed with the Division of Corporations, and the copy of the Restated Articles attached as an exhibit to the Original Filing, both omitted several paragraphs that should have been included in the Restated Articles.

Corrected Restated Articles of Incorporation were filed with the Utah Division of Corporations and Commercial Code to rectify this scrivener’s error. The corrected Restated Articles are attached to this report as Exhibit 3.1 and incorporated herein by reference. This exhibit will replace in its entirety Exhibit 3.1 included with the Original Filing.

ITEM 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

3.1        Corrected Restated Articles of incorporation of Zions Bancorporation dated July             8, 2014
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: July 18, 2014	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel